EXHIBIT 99.1

FOR IMMEDIATE RELEASE
JONES RESIGNS FROM BOARD OF DIRECTORS

August 11, 2016
CONTACT: Beth Ardoin, SEVP, Director of Communications (bardoin@iberiabank.com) 337.278.6868
LAFAYETTE, La-- IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 129-year-old IBERIABANK (www.iberiabank.com), recently announced the election of Dr. Eli Jones to the IBERIABANK Corporation Board of Directors and the IBERIABANK Board of Directors. However, as a current independent trustee of Invesco’s open and closed-end funds, it was subsequently determined that membership on the IBERIABANK boards may present a conflict with the independence requirements under the Investment Company Act of 1940. Effective August 8, 2016, Dr. Jones resigned from the IBERIABANK boards of directors.
“We are certainly disappointed in the loss of Dr. Jones as a member of our boards,” said IBERIABANK Chairman Bill Fenstermaker. “We wish him well and plan to stay in touch with the hope that we can work together in some capacity in the future.”
Eli Jones added, “I am honored that IBERIABANK asked me to serve in a leadership role and am sincerely disappointed that I will not be able to continue as a Director. I have developed great respect for the IBERIABANK team and am impressed with the Company’s growth story. I look forward to watching their continued success.”